Exhibit 99.1

MRV Board Authorizes $8 Million Share Repurchase Plan

CHATSWORTH, Calif.—December 16, 2014— MRV Communications (NASDAQ: MRVC), a global provider in converged packet and optical solutions that empower the optical edge and network integration services for leading communications service providers, announced MRV’s Board of Directors has authorized a share repurchase program for up to $8 million.

The stock repurchase program will be operated in accordance with the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection therewith, MRV is entering into a stock repurchase plan under Rule 10b5-1 of the Exchange Act to facilitate the repurchase of its Common Stock. Purchases of Common Stock will be subject to terms set forth in the Rule 10b5-1 plan and certain price, volume and timing constraints. Accordingly, there can be no assurance as to how many shares will be purchased.

The plan expires on November 13, 2015 or may be suspended or discontinued at any time, without prior notice. The funding for the repurchase is available from existing cash on hand. A plan under Rule 10b5-1 of the Exchange Act allows a company to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by MRV will have the authority under the terms and limitations specified in the plan to repurchase shares on MRV’s behalf in accordance with the terms of the plan.

About MRV Communications

MRV Communications is a global provider in converged packet and optical solutions that empower the optical edge and network integration services for leading communications service providers. For more than two decades, the most demanding service providers, Fortune 1000 companies and governments worldwide have trusted MRV to provide best-in-class solutions and services for their mission-critical networks. We help our customers overcome the challenge of orchestrating the ever-increasing need for capacity while improving service delivery and lowering network costs for critical applications such as cloud connectivity, high-capacity business services, mobile backhaul and data center connectivity. For more information please visit www.mrv.com.

Forward Looking Statements

This press release may contain statements regarding future financial and operating results of MRV, management’s assessment of business trends, and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to management’s assumptions. Statements in this press release regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “could,” “forecasts,” “projects,” variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management’s long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV’s businesses, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to its annual report on Form 10-K for the year ended December 31, 2013, copies of which may be obtained by contacting MRV’s investor relations department or by visiting MRV’s website at http://www.mrv-corporate.com or the SEC’s EDGAR website at http://www.sec.gov.

IR Contact: Kirsten Chapman / Monica Chang, LHA, (415) 433-3777, ir@mrv.com